Exhibit 10.1

STOCKHOLDERS AGREEMENT

by and among

LEVY ACquisition corp.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of March 12, 2015

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STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT is dated as of March 12, 2015, and is by and among Levy Acquisition Corp., a Delaware corporation (the “Company”), the parties listed on Schedule I under the heading “GSMP Parties” (collectively, the “GSMP Parties”), the parties listed on Schedule I under the heading “Charlesbank Parties” (collectively, the “Charlesbank Parties”), the parties listed on Schedule I under the heading “Leonard Green Parties” (collectively, the “Leonard Green Parties”), the parties listed on Schedule I under the heading “Levy Parties” (collectively, the “Levy Parties”), the parties listed on Schedule I under the heading “Walsh Parties” (collectively, the “Walsh Parties”), the parties listed on Schedule I under the heading “Levy Newco Parties” (collectively, the “Levy Newco Parties”), the parties listed on Schedule I under the heading “Other Stockholders” (collectively, the “Other Stockholders”), and each Person (as defined below) that becomes a party hereto after the date hereof. The GSMP Parties, the Charlesbank Parties, the Leonard Green Parties, the Levy Parties, the Walsh Parties, the Levy Newco Parties, the Other Stockholders and each other Person (except the Company) that becomes a party hereto or is otherwise bound by the provisions hereof are hereinafter referred to collectively as “Stockholders” or individually as a “Stockholder.”

RECITALS

A. WHEREAS, Del Taco Holdings, Inc., a Delaware corporation (“Del Taco”), the Rollover Investors (as defined below) and the other stockholders of Del Taco as of the date hereof are parties to that certain Stockholders Agreement, dated as of May 18, 2010;

B. WHEREAS, the Company, Levy Acquisition Sponsor, LLC, a Delaware limited liability company (“Sponsor”), Howard B. Bernick, Greg Flynn, Marc S. Simon and Craig J. Duchossois are parties to that certain Registration Rights Agreement, dated as of November 13, 2013 (the “Original Registration Rights Agreement”);

C. WHEREAS, on the date hereof, Del Taco, its stockholders and the Levy Newco Parties entered into the Stock Purchase Agreement (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Stock Purchase Agreement”), pursuant to which the Levy Newco Parties agreed to acquire shares of common stock of Del Taco, upon the terms and subject to the conditions set forth therein;

D. WHEREAS, on the date hereof, in connection with the proposed acquisition of shares of common stock of Del Taco by the Levy Newco Parties pursuant to the Stock Purchase Agreement, Del Taco, its stockholders and the Levy Newco Parties entered into the Amended and Restated Stockholders Agreement of Del Taco (the “Amended Stockholders Agreement”), to become effective upon the closing of the transactions contemplated by the Stock Purchase Agreement;

E. WHEREAS, on the date hereof, the Company, Levy Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), and Del Taco entered into the Agreement and Plan of Merger (such agreement, as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Del Taco, with Del Taco surviving the merger as a wholly owned subsidiary of the Company, and the stockholders of Del Taco receiving shares of Common Stock (as defined below) of the Company (such merger, the “Merger), upon the terms and subject to the conditions set forth therein;

F. WHEREAS, upon completion of the Merger, (i) the Amended Stockholders Agreement of Del Taco and the Original Registration Rights Agreement will terminate pursuant to a Termination Agreement entered into between the Company and the parties thereto (the “Termination Agreement”) and (ii) this Agreement will become effective;

G. WHEREAS, as of the date hereof, certain investors (the “Common Stock Investors”) agreed to purchase shares of Common Stock from the Company at a purchase price of $10 per share for aggregate cash consideration of $35,000,000 effective at the effective time of the Merger (the “Merger Effective Time”; and such investment, the “Common Stock Investors’ Investment”), and in connection therewith agreed to execute joinder signature pages hereto;

H. WHEREAS, immediately following the effectiveness of this Agreement, the parties hereto expect that each of the Stockholders will own of record that number of shares of Common Stock set forth opposite such Stockholder’s name on Schedule I;

I. WHEREAS, as promptly as practicable following the Merger Effective Time, subject to the execution of a joinder signature page hereto by those of its members that, together with their respective Affiliates (as defined below), would hold at least 2% of the outstanding Common Stock thereafter, each of the Levy Newco Parties will distribute to its members all of the shares of Common Stock received by such Levy Newco Party pursuant to the Merger (collectively, the “Distributions”); and

J. WHEREAS, the parties hereto desire to enter into an agreement to provide for certain rights and obligations associated with ownership of Capital Stock (as defined below) and certain arrangements relating to the management of the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements, covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS AND INTERPRETATION

Section 1.1 Definitions.

(a) The following definitions shall be applicable to the terms set forth below as used in this Agreement:

“Affiliate” means, with respect to any Person, any other Person which directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, agreement, arrangement, commitment or otherwise (and the terms “controlling” and “controlled” have meanings correlative to the foregoing).

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“Agreement” means this Stockholders Agreement, as it may be amended, supplemented, restated or otherwise modified from time to time.

“Amended Stockholders Agreement” has the meaning set forth in the Recitals.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.

“Available Cash” has the meaning set forth in the Merger Agreement.

“Board” means the board of directors of the Company as constituted from time to time.

“Capital Stock” means any capital stock or other equity securities of the Company, including the Common Stock and the Common Stock Equivalents of the Company.

“Charlesbank Parties” has the meaning set forth in the Preamble.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the federal securities laws.

“Common Stock” means (i) common stock, par value $0.0001 per share, of the Company, (ii) any other class of common stock of the Company hereafter created and (iii) any other securities of the Company into which such Common Stock may be reclassified, exchanged or converted pursuant to a merger, consolidation, stock split, stock dividend, restructuring or recapitalization of the Company or otherwise.

“Common Stock Equivalents” means, with respect to any Person, securities issued by such Person which are convertible into, or exchangeable or exercisable for, shares of capital stock or other equity securities of such Person (including any option, warrant, or other right to subscribe for, purchase or otherwise acquire, or any note or debt security convertible into or exchangeable for, shares of capital stock or other equity securities of such Person).

“Common Stock Investors” has the meaning set forth in the Recitals.

“Common Stock Investors’ Investment” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble.

“Company’s Piggyback Notice” has the meaning set forth in Section 4.3(a).

“Del Taco” has the meaning set forth in the Recitals.

“Demand Notice” has the meaning set forth in Section 4.1(b).

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“Demand Registration” has the meaning set forth in Section 4.1(b).

“Distributions” has the meaning set forth in the Recitals.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder Shares” means the shares of Common Stock initially issued to the Sponsor in connection with the Company’s initial public offering.

“Goldman Sachs” means Goldman, Sachs & Co.

“GS Entity” has the meaning set forth in Section 5.1.

“GSMP Parties” has the meaning set forth in the Preamble.

“Initiating Holders” means the holders of Registrable Stock initially requesting registration of Registrable Stock pursuant to Section 4.1(a).

“Investors’ Piggyback Notice” has the meaning set forth in Section 4.3(a).

“Leonard Green Parties” has the meaning set forth in the Preamble.

“Levy Family” means Lawrence F. Levy, Steven C. Florsheim, Ari B. Levy, Levy Family Partners, LLC, the Steven Florsheim 2003 Investment Trust and the Ari Levy 2003 Investment Trust.

“Levy Parties” has the meaning set forth in the Preamble.

“Levy/Walsh Investors” means, collectively, the Levy Parties and the Walsh Parties.

“Liabilities” has the meaning set forth in Section 4.9(a).

“Majority Rollover Investors” means, at any time, the Rollover Investors holding a majority of the shares of Common Stock held by the Rollover Investors at such time.

“Market Standoff Period” has the meaning set forth in Section 4.13.

“Marketed Underwritten Offering” means a Public Offering in which Common Stock is sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public and which involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by one or more underwriters that lasts more than two days.

“Merger” has the meaning set forth in the Recitals.

“Merger Agreement” has the meaning set forth in the Recitals.

“Merger Effective Time” has the meaning set forth in the Recitals.

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“Merger Sub” has the meaning set forth in the Recitals.

“Nasdaq” means the Nasdaq Stock Market.

“Non-Rollover Investors” means, collectively, the Levy/Walsh Investors and the Other Stockholders.

“Opt-Out Request” has the meaning set forth in Section 4.16.

“Original Registration Rights Agreement” has the meaning set forth in the Recitals.

“Other Securities” means the Capital Stock of the Company other than the Registrable Stock.

“Other Stockholders” has the meaning set forth in the Preamble.

“Permitted Transferee” means (i) as to any Stockholder that is an entity, any Affiliate of such Stockholder, (ii) as to any Stockholder that is an individual, (x) any one or more members of a class consisting of the spouse, children and grandchildren of such Stockholder, (y) a trust or family limited partnership created for the sole benefit of such Stockholder or any one or more members of such class, or (z) upon the death or legal incompetence of such Stockholder, such Stockholder’s heirs, executors, administrators, testamentary trustees, legatees or beneficiaries, as applicable; provided, however, that in the case of immediately preceding clauses (x) and (y), such Stockholder (and not the transferee of such Stockholder) retains the exclusive power to exercise all rights under this Agreement with respect to the Transferred Capital Stock, or (iii) any stockholder, member or partner of any of the Rollover Investors or the Levy Parties upon a pro rata distribution by such Stockholder to its partners, stockholders, members or otherwise, upon the winding up, dissolution or liquidation of such Stockholder; provided, however, that in the case of the preceding clause (iii), such Stockholder (and not the stockholder, member or partner, as applicable, of such Stockholder) retains the exclusive power to exercise all rights under this Agreement with respect to the Transferred Capital Stock at all times prior to the dissolution of such Stockholder.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental authority or other entity, and shall include any successor (by merger or otherwise) of such entity.

“Priority Registration” has the meaning set forth in Section 4.2(b)(iii).

“Prospective Sellers” has the meaning set forth in Section 4.7(a)(ii).

“Public Offering” means any offer for sale of shares of Common Stock pursuant to an effective registration statement (other than a Public Offering relating either to the sale of securities to employees of the Company or any of its Subsidiaries pursuant to a stock option, stock purchase or similar plan or a transaction under Rule 145 of the Securities Act).

“PW Acquisition” means PW Acquisitions LP, a Delaware limited partnership.

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“Register” refers to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and the terms “registered” and “registration” have meanings correlative to the foregoing).

“Registrable Stock” means (i) (x) any shares of Common Stock owned by any Stockholder or (y) any shares of Common Stock issued or issuable upon exchange, conversion or exercise of any Common Stock Equivalent of the Company or any of its Subsidiaries, in each case owned now or in the future by any of the Stockholders, and (ii) any shares of Common Stock issued or issuable to any of the Stockholders with respect to the Registrable Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise and any shares of Common Stock issuable upon conversion, exercise or exchange thereof. Each share of Registrable Stock shall continue to be Registrable Stock in the hands of each Permitted Transferee subject to the limitations set forth in Sections 2.1 and 2.4; provided, however, that each share of Registrable Stock shall cease to be Registrable Stock when (w) such shares have been sold to or through a broker, dealer or underwriter or pursuant to Rule 144, (x) such shares have been transferred not in compliance with the terms and conditions of this Agreement or to a transferee that is not a Permitted Transferee, (y) such shares have been sold pursuant to the Shelf Registration or other form of Registration Statement, or (z) the holder of such shares owns, together with its Affiliates and Permitted Transferees (other than any Permitted Transferee receiving Common Stock under clause (iii) of such definition of Permitted Transferee), shares representing less than 2% of the Common Stock outstanding, except that each share of Registrable Stock shall continue to be Registrable Stock in the hands of (A) any Rollover Investor or any of their Affiliates or Permitted Transferees (other than any Permitted Transferee receiving Common Stock under clause (iii) of such definition of Permitted Transferee) for purposes of exercising the rights of a Requesting Holder pursuant to Section 4.1(b) with respect to any Demand Registration of the Rollover Investors, (B) any member of the Levy Family or any of its Affiliates or Permitted Transferees (other than any Permitted Transferee receiving Common Stock under clause (iii) of such definition of Permitted Transferee) for purposes of exercising the rights of a Requesting Holder pursuant to Section 4.1(b) with respect to any Demand Registration of the Levy Family or PW Acquisition and (C) PW Acquisition or any of its Affiliates or Permitted Transferees (other than any Permitted Transferee receiving Common Stock under clause (iii) of such definition of Permitted Transferee) for purposes of exercising the rights of a Requesting Holder pursuant to Section 4.1(b) with respect to any Demand Registration of the Levy Family or PW Acquisition as long as they are a party to this Agreement.

“Registration Expenses” has the meaning set forth in Section 4.8(a).

“Registration Statement” means a registration statement on Form S-1 or Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

“Requesting Holders” has the meaning set forth in Section 4.1(b).

“Rollover Investors” means, collectively, the GSMP Parties, the Charlesbank Parties and the Leonard Green Parties.

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“Rule 144” means Rule 144 of the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Entity” has the meaning set forth in Section 4.7(e).

“Selling Entity Underwriter Registration Statement” has the meaning set forth in Section 4.7(e).

“Selling Expenses” has the meaning set forth in Section 4.8(a).

“Shelf Holders” has the meaning set forth in Section 4.4(a).

“Shelf Registration” means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Short-Form Registration Statement” means a registration statement on Form S-3 or any similar form of registration statement adopted by the Commission from and after the date hereof.

“Sponsor” has the meaning set forth in the Recitals.

“Stock Purchase Agreement” has the meaning set forth in the Recitals.

“Stockholders” has the meaning set forth in the Preamble.

“Subsidiary” means, with respect to any Person, any other Person in which such first Person has a direct or indirect equity or ownership interest in excess of 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such other Person.

“Takeover Proposal” has the meaning set forth in Section 2.5(b).

“Termination Agreement” has the meaning set forth in the Recitals.

“Transfer” means (i) as a noun, any voluntary or involuntary purchase, sale, gift, endorsement, assignment (including an assignment of voting rights), transfer, pledge, encumbrance, hypothecation, exchange or other disposition by any means whatsoever, directly or indirectly, whether voluntary, involuntary, by operation of law or otherwise (including, without limitation, any transfer pursuant to a divorce decree) and (ii) as a verb, any action or actions which result in such purchase, sale, gift, endorsement, assignment, transfer, pledge, encumbrance, hypothecation, exchange or other disposition, and shall include in the case of clauses (i) and (ii) any Transfer pursuant to Rule 144.

“Underwritten Block Trade” has the meaning set forth in Section 4.5.

“Valid Business Reason” has the meaning set forth in Section 4.2(c).

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“Walsh Parties” has the meaning set forth in the Preamble.

“Warrants” means the private placement warrants that were issued by Buyer in connection with its initial public offering.

(b) In addition to the foregoing, capitalized terms used in this Agreement and not otherwise defined in this Section 1.1 shall have the meanings so given to such terms herein.

Section 1.2 Interpretation. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting any term or provision of this Agreement.

ARTICLE II.
TRANSFER RESTRICTIONS

Section 2.1 Transfer Procedures. If any Stockholder wishes to Transfer any Capital Stock as permitted by this Agreement, such Stockholder shall comply with the following provisions of this Section 2.1.

(a) Unless there is in effect a registration statement or similar filing under the applicable federal and state securities laws covering the proposed Transfer or the Transfer will be conducted under Rule 144, such Stockholder shall give written notice to the Company of its intention to make such Transfer not less than five business days prior to the proposed effective date of such Transfer. Each such notice shall describe the manner and circumstances of the proposed Transfer in sufficient detail, including the name and address of each proposed transferee, the relationship of such proposed transferee to such Stockholder and the number of shares of Capital Stock proposed to be Transferred to such proposed transferee, and shall be accompanied by either (i) a written opinion of legal counsel (who may be internal counsel, but in all cases shall be reasonably satisfactory to the Company), which opinion shall be reasonably satisfactory in form and substance to the legal counsel to the Company, or (ii) such other showing as may be reasonably satisfactory to the legal counsel to the Company, in each case that the proposed Transfer may be effected without registration or qualification under the applicable federal and state securities laws, whereupon such Stockholder shall be entitled to Transfer its Capital Stock to the extent permitted by, and in compliance with the requirements of, this Agreement and in accordance with the terms of the written notice delivered by such Stockholder to the Company.

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(b) Each transferee of such Capital Stock that is a Permitted Transferee not already party to this Agreement shall, prior to and as a condition to the effectiveness of such Transfer, execute and deliver to the Company an instrument, in form and substance satisfactory to the Company, and such other documentation deemed necessary by the Company to evidence such Permitted Transferee’s agreement to be bound by, and to comply with, this Agreement in the same capacity as the transferor of such Capital Stock. Upon becoming a party to this Agreement, a Permitted Transferee shall enjoy the same rights and be subject to the same obligations as the transferring Stockholder hereunder with respect to the Capital Stock Transferred to such Permitted Transferee, except as otherwise set forth herein.

Section 2.2 Securities Covered. Except as otherwise provided in this Agreement, the provisions of Sections 2.1 and 2.4 shall apply to all Capital Stock now owned by any of the Stockholders or subsequently acquired solely as a consequence of any dividend, distribution, conversion, exchange or reclassification of or with respect to such Capital Stock, including, without limitation, pursuant to any corporate reorganization or any other form of recapitalization, restructuring or consolidation or merger or share split or share dividend, but shall not apply to any Capital Stock otherwise acquired by a Stockholder from any Person other than another Stockholder after the Merger Effective Time.

Section 2.3 After-Acquired Capital Stock. From and after the Merger Effective Time, no Rollover Investor shall acquire any Capital Stock or any right, title or interest therein or thereto, unless (a) such acquisition has been approved by a majority of the disinterested directors of the Board, or (b) such Capital Stock or such right, title or interest therein or thereto is acquired by such Rollover Investor from another Rollover Investor or its Permitted Transferee. For the avoidance of doubt, all determinations of the percentage of Common Stock held by the Rollover Investors shall include Common Stock received in the Merger but exclude any other Common Stock acquired by the Rollover Investors (other than from another Rollover Investor or its Permitted Transferee) from and after the Merger Effective Time.

Section 2.4 Lock-Up. Notwithstanding anything to the contrary contained herein, from the Merger Effective Time:

(a) Until the date that is 12 months following the Merger Effective Time, or six months following the Merger Effective Time if the Rollover Investors no longer hold in the aggregate Common Stock representing at least 7.5% of the Common Stock outstanding immediately following the Merger Effective Time, each of the Levy/Walsh Investors shall not Transfer any Capital Stock or any right, title or interest therein or thereto, unless such Transfer is to a Permitted Transferee in compliance with Section 2.1; and

(b) Until the date that is six months following the Merger Effective Time, each Other Stockholder shall not Transfer any Capital Stock or any right, title or interest therein or thereto, unless such Transfer (A) is to a Permitted Transferee in compliance with Section 2.1 or (B) is made in a Public Offering pursuant to Section 4.1(b).

Section 2.5 Anti-Takeover Matters.

(a) From the Merger Effective Time until the earlier of (x) such time as the Rollover Investors cease to hold in the aggregate Common Stock representing at least 7.5% of the Common Stock outstanding immediately following the Merger Effective Time or (y) the second anniversary of the Merger Effective Time:

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(i) None of the Stockholders shall, directly or indirectly, in any manner, acting alone or in concert with others, (A) acquire, agree to acquire or make any proposal or offer to acquire any Capital Stock or any right, title or interest therein or thereto if such acquisition would result, directly or indirectly, in (1) any of the effects on the Company set forth in Rule 13e-3(a)(3)(iii) under the Exchange Act, or (2) the Company failing to meet any of the standards required to be met to continue the listing of the Capital Stock on Nasdaq pursuant to Nasdaq listing rules, or (B) make any Takeover Proposal (as defined below), whether solicited or unsolicited, (x) without the prior approval of a majority of the disinterested directors of the Board and (y) other than a Takeover Proposal in the form of a merger that will be conditioned upon and subject to receipt of prior approval of stockholders of the Company holding a majority of the Capital Stock held by the Company’s stockholders other than the Non-Rollover Investors and their Affiliates; and

(ii) All acquisitions of Capital Stock by any of the Stockholders shall be made only in compliance with all applicable securities laws, including Rule 13e-3 under the Exchange Act, if applicable.

(b) For purposes of this Agreement, a “Takeover Proposal” means any proposal, contract or offer by any Person or Persons for (regardless how structured) (i) the acquisition of equity interests of the Company or any of its Subsidiaries pursuant to a merger, consolidation, dissolution, recapitalization, refinancing or otherwise that would result, directly or indirectly, in such Person or Persons holding more than 50% of the outstanding equity interests of the Company or such Subsidiary thereof, (ii) a transaction pursuant to which the Company or any of its Subsidiaries issues or would issue, or such Person or Persons acquires or would acquire, equity interests of the Company or any Subsidiary thereof representing more than 50% of the outstanding equity interests of the Company or such Subsidiary thereof or (iii) a transaction pursuant to which such Person or Persons acquires or would acquire in any manner, directly or indirectly, any assets of the Company or any Subsidiary thereof constituting more than 50% of the fair market value of the assets of the Company and its Subsidiaries taken as a whole.

ARTICLE III.
OTHER COVENANTS OF THE PARTIES

Section 3.1 Maintenance of Listing. From the Merger Effective Time until such time as the Rollover Investors cease to hold in the aggregate Capital Stock representing at least 7.5% of the Common Stock outstanding immediately following the Merger Effective Time, the Company shall use its reasonable best efforts to continue the listing of the Capital Stock on Nasdaq, including by (a) timely filing all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by the Company with the Commission under the Securities Act and the Exchange Act, together with any amendments, restatements or supplements thereto, and (b) continuing to meet the standards required to be met pursuant to Nasdaq listing rules to continue such listing.

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Section 3.2 Levy Newco Parties. From the Merger Effective Time, each of the Levy Newco Parties shall use its reasonable best efforts to cause the execution and delivery to the Company, as promptly as practicable, of a joinder signature page hereto by each member of the Levy Newco Parties that, together with such member’s Affiliates, would hold at least 2% of the outstanding Common Stock after effecting the Distributions and which is not already a signatory hereto. Subject to such prior execution and delivery of joinder signature pages hereto, the Levy Newco Parties shall declare and effect the Distributions. From the Merger Effective Time until such time as each such member of the Levy Newco Parties has so executed and delivered a joinder signature page hereto, the applicable Levy Newco Party shall use its reasonable best efforts to cause such members to comply with the provisions of this Agreement that would have been applicable to such members had they so executed and delivered a joinder signature page hereto. Any such member of the Levy Newco Parties that becomes a party to this Agreement and is neither a Levy Party nor a Walsh Party shall be an Other Stockholder. Until such time as the Levy Newco Parties have effected the Distributions, the Levy Newco Parties shall be bound by, and comply with, as to all of the Capital Stock they hold, the most restrictive provisions hereof of Section 2.1 and Section 2.4.

ARTICLE IV.
REGISTRATION RIGHTS

Section 4.1 Required Registrations.

(a) The Majority Rollover Investors or, subject to Section 2.4, the Levy Family and PW Acquisition may request in writing that the Company register under the Securities Act all or a portion of their Registrable Stock on a Registration Statement or file a prospectus supplement under the Short-Form Registration Statement for a Shelf Registration (as defined below) or offer Registrable Stock in a firm-commitment underwritten offering, stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares; provided, however, that such request (i) shall cover the registration of Registrable Stock which would have an anticipated aggregate offering price (net of underwriting discounts and commissions) of at least $20,000,000, based on the closing price of the Common Stock on Nasdaq on the date of such request, unless the registration is for the balance of the Registrable Stock then held by the Rollover Investors (and after the balance of the Registrable Stock is sold pursuant to such registration, such Rollover Investors shall have no further Demand Registrations (as defined below)), and (ii) shall not count as one of the permitted registrations on a Registration Statement until both (x) it has become effective and (y) at least 50% of the Registrable Stock requested to be included in such registration has been registered pursuant to such registration.

(b) Except to the extent provided in Section 4.4, all registrations requested pursuant to Section 4.1(a) are referred to herein as “Demand Registrations”. Upon receipt of the request of a Demand Registration pursuant to Section 4.1(a) that is a Marketed Underwritten Offering, the Company shall give prompt written notice thereof to all other holders of Registrable Stock (a “Demand Notice”). Subject to Section 4.2, the Company shall, with respect to any Demand Registration, use its reasonable best efforts to promptly file with the Commission the applicable registration statement to register under the Securities Act all shares of Registrable Stock specified in the requests of the Initiating Holders and, for any Demand Registration that is a Marketed Underwritten Offering, the requests (stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition of such shares) of other holders of shares of Registrable Stock (such other holders, the “Requesting Holders”) given within 10 days after receipt of such Demand Notice from the Company. Notwithstanding the foregoing, the Company may delay giving any Demand Notice until after filing a registration statement, so long as all recipients of such Demand Notice have the same amount of time to determine whether or not to participate in an offering as they would have had if such Demand Notice had not been so delayed.

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Section 4.2 Limitations on Required Registration.

(a) The Company shall not be required to prepare and file pursuant to Section 4.1(a) more than (i) four Registration Statements, in the case of the Levy Family, (ii) one Registration Statement, in the case of PW Acquisition, or (iii) in the case of the Rollover Investors, five Registration Statements, provided, that (A) if the Available Cash is at least $40,000,000 but less than $60,000,000, then one of the Demand Registrations must be an Underwritten Block Trade, and (B) if the Available Cash is at least $60,000,000, then two of the Demand Registrations must be Underwritten Block Trades. A Demand Registration will be made, in each case of clauses (i), (ii) and (iii) at the request of the Majority Rollover Investors, the Levy Family or PW Acquisition, as applicable, and will only be deemed a Demand Registration once it actually becomes or is declared effective. Nothing contained in this Section 4.2(a) shall limit the Company’s obligation from time to time to prepare and file a Shelf Registration pursuant to Section 4.4. In the event that the Company fails to receive from the Common Stock Investors at or prior to the Merger Effective Time cash proceeds equal to the full amount of the Common Stock Investors’ Investment, then each of the dollar amounts in this Section 4.2(a) shall be increased by the amount of such shortfall.

(b) (i) Only Registrable Stock may be included in a registration, and, whenever a registration requested by Initiating Holders pursuant to Section 4.1(a) is for a firm-commitment underwritten offering, if the managing underwriter of the offering advises the Company in good faith that the aggregate number of shares of Common Stock requested to be included in such underwritten offering exceeds the number of securities which can be sold in such offering within a price range acceptable to the Initiating Holders, the number of shares of Registrable Stock and Other Securities shall be reduced as follows: (i) first, among any holders of Other Securities, pro rata, based on the number of Other Securities held by each such holder; (ii) second, the Registrable Stock for which registration was proposed by the Company; and (iii) third, subject to Sections 2.4, 4.2(b)(ii) and 4.2(b)(iii), the Registrable Stock for which inclusion in such demand offering was requested by the Initiating Holders and the Requesting Holders, pro rata (if applicable), based on the number of shares of Registrable Stock held by each such Initiating Holder and Requesting Holder; provided, however, that in the event the number of shares of Registrable Stock that the Initiating Holders are able to include in the registration is reduced below 50% of the number of shares which the Initiating Holders intended to include in the registration (as set forth in such Initiating Holders’ request pursuant to Section 4.1(a)), such registration shall not be deemed a Demand Registration by such Initiating Holders and shall not count toward the limitations imposed by Section 4.2(a) or 4.8.

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(ii) If any holder of Registrable Stock disapproves of the terms of the underwriting, such holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Stock so withdrawn shall also be withdrawn from registration; provided that if, by the withdrawal of such Registrable Stock, a greater number of shares of Registrable Stock held by other holders of Registrable Stock may be included in such registration (up to the maximum of any limitation imposed by the managing underwriter), then the Company shall offer to all holders of Registrable Stock who have included Registrable Stock in the registration the right to include additional Registrable Stock in the same proportion used in determining the limitation imposed by the provisions of this Section 4.2(b).

(iii) The first Demand Registration of the Rollover Investors pursuant to Section 4.1(a) that is not an Underwritten Block Trade (and which may also be a demand of a takedown from a Shelf Registration Statement) shall be a priority registration, in which (x) the Requesting Holders (other than any Rollover Investors and the Levy/Walsh Investors) shall be entitled to have only 10% of all Registrable Stock held by the Requesting Holders, and specified in the requests of the Requesting Holders timely given to the Company in accordance with Section 4.1(b), be included in such registration until the participating Rollover Investors shall receive net proceeds in such registration or offering of at least $30,000,000, after which the Initiating Holders and the Requesting Holders other than the Levy/Walsh Investors shall participate pro rata based on the number of shares of Registrable Stock requested to be included, and (y) the Levy/Walsh Investors shall not be entitled to have any Registrable Stock held by them included in such registration or transaction regardless of whether any of the Levy/Walsh Investors requested such inclusion pursuant to requests timely given to the Company in accordance with Section 4.1(b), and the Company shall not include in any such Registration Statement filed with the Commission any Registrable Stock specified in any request by the Levy/Walsh Investors as Requesting Holders (a “Priority Registration”). If the Available Cash is less than $40,000,000, then the Rollover Investors shall be entitled to an additional Priority Registration with respect to their second Demand Registration that is not an Underwritten Block Trade until the earlier of (A) the second anniversary of the Merger Effective Time, or (B) such time as the Rollover Investors cease to hold in the aggregate Capital Stock representing at least 15% of the Common Stock outstanding immediately following the Merger Effective Time. In the event that the Company fails to receive from the Common Stock Investors at or prior to the Merger Effective Time cash proceeds equal to the full amount of the Common Stock Investors’ Investment, then the reference to $40,000,000 in this Section 4.2(b)(iii) shall be increased by the amount of such shortfall.

(c) The Company shall not be required to file a registration statement pursuant to Section 4.1 or assist in a takedown from a Shelf Registration related to an underwritten public offering or Underwritten Block Trade which could become effective or close within 120 days following the closing of an underwritten public offering of securities of the Company.

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(d) Notwithstanding the foregoing but other than in connection with a registration under Section 4.4(a), if the Company shall furnish to the Initiating Holders and Requesting Holders a certificate signed by the Chief Executive Officer of the Company stating that, in the good faith judgment of the Board, any registration of Registrable Stock should not be made or continued because it would (i) materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, corporate reorganization, merger or segment reclassification or discontinuance of operations or other material transaction or matter involving the Company or any of its subsidiaries or any negotiations, discussions or pending proposals with respect thereto involving the Company or any of its subsidiaries or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to materially and adversely affect the Company (each, a “Valid Business Reason”), then (A) the Company may postpone filing a registration statement requested pursuant to Section 4.1 until such Valid Business Reason no longer exists, and (B) in case a registration statement has been filed pursuant to Section 4.1, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement, in each case, for a reasonable period of time. The Company shall give written notice to all holders of Registrable Stock included in such registration statement of its determination to postpone, withdraw or postpone amending or supplementing a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. If the Company gives notice of its determination to postpone, withdraw or postpone amending or supplementing a registration statement pursuant to this Section 4.2(d), the Company shall extend the period during which such registration statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 4.2(d) to and including the date when sellers of such Registrable Stock under such registration statement shall have received the copies of the supplemented or amended prospectus. Notwithstanding anything to the contrary contained herein but other than in connection with a registration under Section 4.4(a), (i) the Company may not postpone, withdraw or postpone amending or supplementing a filing under this Section 4.2(d) due to a Valid Business Reason more than three times for a period of up to 120 days in the aggregate in any consecutive 12-month period, and (ii) any disclosure made under this Section 4.2 shall not be subject to an Opt-Out Request.

Section 4.3 Incidental (Piggyback) Registration.

(a) If the Company proposes to register any of its securities for sale for its own account in a Marketed Underwritten Offering (other than (a) a registration relating to the sale of securities to employees of the Company or any of its Subsidiaries pursuant to a stock option, stock purchase or similar plan, (b) a Rule 145 transaction or (c) a registration pursuant to Section 4.1), and such registration may include the registration of Registrable Stock, the Company shall each such time give written notice (the “Company’s Piggyback Notice”), at its expense, to all holders of Registrable Stock of its intention to do so at least 10 days prior to the filing of a registration statement with respect to such registration with the Commission. Subject to Section 2.4, if any holder of Registrable Stock desires to dispose of all or part of its Registrable Stock, it may request registration thereof in connection with the Company’s registration by delivering to the Company, within 10 days after receipt of the Company’s Piggyback Notice, written notice of such request (the “Investors’ Piggyback Notice”) stating the number of shares of Registrable Stock to be disposed of and the intended method of disposition thereof by such holder in the Public Offering. Subject to Section 4.3(b), the Company shall use its reasonable best efforts to cause all shares of Registrable Stock specified in the Investors’ Piggyback Notice to be registered under the Securities Act so as to permit the sale or other disposition (in accordance with the intended method thereof as aforesaid) by such holder or holders of the shares of Registrable Stock in the Public Offering proposed by the Company, subject, however, to the limitations set forth in Section 4.3(b). Notwithstanding the foregoing, the Company may delay giving any Company’s Piggyback Notice until after filing a registration statement, so long as all recipients of such Company’s Piggyback Notice have the same amount of time to determine whether or not to participate in an offering as they would have had if such Company’s Piggyback Notice had not been so delayed.

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(b) For any registration for which the Company is required to give a Company’s Piggyback Notice pursuant to Section 4.3(a), the Company shall have the right to limit the aggregate size of the offering or the number of shares to be included therein by the Requesting Holders if requested to do so in good faith by the managing underwriter of the offering because the aggregate number of shares of Common Stock requested to be included in such underwritten offering exceeds the number of securities which can be sold in such offering within a price range acceptable to the Company. The holders of Registrable Stock shall have priority as to sales over the holders of Other Securities, and the Company shall cause the holders of Other Securities to withdraw their shares from such offering to the extent necessary to allow all requesting holders of Registrable Stock to include all of the shares so requested to be included within such registration. Whenever the number of shares which may be registered pursuant to Section 4.3(a) is still limited after the withdrawal of the holders of Other Securities, the Company shall have priority as to sales over the holders of Registrable Stock, and subject to the following sentence each holder of Registrable Stock hereby agrees that it shall withdraw its securities from such registration to the extent necessary to allow the Company to include all the shares which the Company desires to sell for its own account to be included within such registration. The holders of Registrable Stock given rights by Section 4.3(a) and participating in an offering pursuant to Section 4.3(a) shall share pro rata in the available portion of the registration in question, such sharing to be based upon the number of shares of Registrable Stock then held by each of such participating holders, respectively.

Section 4.4 Shelf Registration.

(a) General. Notwithstanding anything to the contrary in this Agreement, so long as the Company remains eligible to file a Short-Form Registration Statement, as promptly as practicable after the Merger Effective Time but no later than 10 business days after the Merger Effective Time, the Company shall file a Shelf Registration for the sale of all of the Registrable Stock owned by holders of Registrable Stock, and any unregistered shares of Common Stock held by holders of Common Stock received in the Merger, holders of Common Stock received in the Distributions and holders of Founder Shares and all Common Stock issuable upon exercise of the Warrants regardless of whether they are a party to this Agreement, including all Capital Stock held by the individuals party to the Termination Agreement (collectively, the “Shelf Holders”), provided that the form and content of such Shelf Registration shall be subject to the prior review and approval of the Majority Rollover Investors, which approval shall not be unreasonably withheld. Following the filing of such Shelf Registration, the Company shall use its commercially reasonable best efforts to cause such Shelf Registration to become effective as promptly as practicable but no later than 90 days after the Merger Effective Time and remain effective until there is no longer any Registrable Stock that is not otherwise registered under a Registration Statement, which in any event shall remain in effect at least until such time as all Common Stock held by the individuals party to the Termination Agreement and registered or registrable on a future Shelf Registration (in the event of cutback) is freely transferable under Rule 144(i) without compliance with any condition other than the condition with respect to current public information. The “Plan of Distribution” section of such Short-Form Registration Statement shall permit all lawful means of disposition of Registrable Stock and the other Common Stock to be registered thereunder, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers and sales not involving a public offering (or, if the registration statement relating to such request would be required pursuant to the rules and regulations of the Securities Act to include any audited or unaudited consolidated or pro forma financial statements that are not then currently available, promptly after such financial statements are available). If the Commission will not permit the Company to include all unregistered shares of Common Stock and shares of Common Stock issuable upon exercise of the Warrants in a Shelf Registration (including the initial Shelf Registration), the Company will include as many unregistered shares of Common Stock as possible and exclude unregistered shares of Common Stock on a pro rata basis; provided, that, the Company shall use its reasonable best efforts to include any unregistered shares of Common Stock and shares of Common Stock issuable upon exercise of the Warrants excluded from the initial Shelf Registration on a future Shelf Registration as promptly as practicable following such exclusion. Notwithstanding anything to the contrary herein, a takedown of shares registered under the Shelf Registration that is not an underwritten offering shall not require any minimum anticipated aggregate offering price.

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(b) Piggyback. Notwithstanding the foregoing, in connection with any offering of Registrable Stock under the Shelf Registration involving an underwritten public offering (other than an Underwritten Block Trade) that occurs or is scheduled to occur within 30 days of a proposed registered underwritten public offering of equity securities for the Company’s own account pursuant to Section 4.3, the Company shall not be required to cause such offering under the Shelf Registration to take the form of an underwritten public offering if it shall make available to the Requesting Holder the ability to include its Registrable Stock in such registration pursuant to Section 4.3.

(c) Limitations on Shelf Registrations. If the Board has a Valid Business Reason, (i) the Company may postpone filing a registration statement relating to a Shelf Registration until such Valid Business Reason no longer exists and (ii) in case a registration statement has been filed relating to a Shelf Registration, the Company may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement or may suspend other required registration actions under this Agreement. The Company shall give written notice to all holders of Registrable Stock of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. Notwithstanding anything to the contrary contained herein, the Company may not postpone, withdraw or postpone amending or supplementing a filing under this Section 4.4(c) due to a Valid Business Reason more than three times for a period of up to 45 days in the aggregate in connection with the filing of the initial Shelf Registration and, for any other Shelf Registration, up to 90 days in the aggregate in any consecutive 12-month period.

(d) Not a Demand Registration. No Shelf Registration pursuant to this Section 4.4 shall be deemed a Demand Registration pursuant to Section 4.1(a), provided, that any takedown of shares registered under the Shelf Registration in connection with an underwritten offering of Common Stock (including an Underwritten Block Trade) shall be deemed to be a Demand Registration by the Stockholder requesting such takedown. Notwithstanding anything to the contrary herein, any takedown of shares registered under the Shelf Registration in connection with an offering of Common Stock (including a block trade or similar transaction) which is not underwritten shall not count as a Demand Registration.

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(e) New Shelf Registration. If any Short-Form Registration Statement for a Shelf Registration has been outstanding for at least three years, at the end of the third year the Company shall file a new Short-Form Registration Statement for a Shelf Registration of all of the Registrable Stock then held by the Rollover Investors. If any Short-Form Registration Statement for a Shelf Registration filed pursuant to this Section 4.4(e) ceases to be effective for any reason, the Company shall file a new Short-Form Registration Statement for a Shelf Registration of all of the Registrable Stock then held by the Rollover Investors. If the Company does not pay the filing fee covering the Registrable Stock held by the Rollover Investors at the time any Short-Form Registration Statement for a Shelf Registration is filed pursuant to this Section 4.4(e), the Company shall pay such fee at such time or times as the Registrable Stock is to be sold pursuant thereto.

Section 4.5 Underwritten Block Trade. Notwithstanding anything to the contrary in this Agreement, if the Majority Rollover Investors or, subject to Section 2.4, the Levy Family or PW Acquisition wishes to engage in an underwritten block trade or similar transaction or other transaction with a two-day (or shorter) marketing period (collectively, an “Underwritten Block Trade”) off of a Shelf Registration (either through filing an Automatic Shelf Registration Statement or through a takedown from an already existing and effective Shelf Registration), then the Majority Rollover Investors, the Levy Family or PW Acquisition, as applicable, must notify the Company of the Underwritten Block Trade on the day before such offering is to commence, and the Company shall as expeditiously as reasonably possible, but subject to Section 4.4(c), use its commercially reasonable best efforts to facilitate such Underwritten Block Trade (which may close as early as three business days after the date it commences); provided that the Majority Rollover Investors or, subject to Section 2.4, the Levy Family or PW Acquisition, as applicable, effecting such Underwritten Block Trade shall use its commercially reasonable best efforts to work with the Company and the underwriters in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. In the event the Majority Rollover Investors or, subject to Section 2.4, the Levy Family or PW Acquisition requests such an Underwritten Block Trade, notwithstanding anything to the contrary in this Agreement, no other holder of Registrable Stock shall have any right to notice of or to participate in such Underwritten Block Trade. Any Underwritten Block Trade under which any shares of Common Stock are sold will count as one Demand Registration. Notwithstanding anything to the contrary herein, an Underwritten Block Trade shall not require any minimum anticipated aggregate offering price. Notwithstanding anything to the contrary herein, any block trade or similar transaction which is not underwritten shall not count as a Demand Registration.

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Section 4.6 Designation of Underwriter. In the case of any registration or offering initiated pursuant to the provisions of Section 4.1, 4.4 or 4.5 which is proposed to be effected pursuant to a firm-commitment underwriting, subject to the approval of the Company, which approval shall not be unreasonably withheld (provided, that the Company shall have the right to withhold approval of any one underwriter, and further provided, that the Company may not unreasonably withhold approval of any GS Entity as an underwriter), the holders of a majority of the Registrable Stock requested to be included in any such registration or offering shall have the right to designate the managing underwriter or underwriters, and all holders of Registrable Stock participating in the registration or offering shall sell their shares only pursuant to such underwriting.

Section 4.7 Registration Procedures.

(a) If and when the Company is required by the provisions of this Agreement to effect the registration of shares of Registrable Stock or the Shelf Registration, the Company shall:

(i) prepare and file, or cause to be prepared and filed, with the Commission a registration statement (the form and substance of which shall be subject to the approval of the holders of a majority of the Capital Stock to be included in such registration) with respect to such shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the period described in Section 4.14; provided that, before filing a registration statement or prospectus or any amendments or supplements thereto or any free writing prospectus related thereto, the Company shall furnish to the counsel selected pursuant to Section 4.8(b) copies of all such documents proposed to be filed (including all exhibits thereto), which documents shall be subject to the reasonable review and comment of such counsel, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such registration statement and each prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. Upon filing such documents, the Company shall promptly notify in writing such counsel of the receipt by the Company of any written comments by the Commission with respect to such registration statement or prospectus or any amendments or supplements thereto or any written request by the Commission for the amending or supplementing thereof or for additional information with respect thereto;

(ii) notify each selling Stockholder, including the Shelf Holders (solely with respect to the Shelf Registration), of the effectiveness of each registration statement filed hereunder and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectuses used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the holder or holders of the Capital Stock who have requested that any of their shares be sold or otherwise disposed of in connection with the registration (the selling Stockholders and the Shelf Holders (solely with respect to the Shelf Registration), the “Prospective Sellers”);

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(iii) furnish to each Prospective Seller such number of copies of such registration statement, each amendment and supplement thereto, each prospectus, including preliminary prospectuses, each free writing prospectus used in connection therewith (including any prospectus supplements drafted by a selling Stockholder which must be approved in writing by the Company prior to its use), and such other documents as each Prospective Seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock owned by such Prospective Seller, and the Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Prospective Sellers and the underwriters or agents, if any, in connection with the offering and sale of the Registrable Stock covered by such prospectus and any amendments or supplements thereto;

(iv) use its reasonable best efforts to register or qualify the shares covered by such registration statement under such other securities or “blue sky” or other applicable laws of such jurisdictions in the United States as each Prospective Seller shall reasonably request to enable such seller to consummate the public sale or other disposition of the shares owned by such seller, provided that the Company shall not be required in connection therewith or as an election thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction;

(v) upon written request when selling Registrable Stock pursuant to a firm-commitment underwritten offering, furnish to each Prospective Seller a signed counterpart, addressed to their underwriters, if any, of: (A) an opinion of counsel for the Company; and (B) a “comfort” letter signed by the independent public accountants of the Company who have certified the Company’s financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letter) with respect to the events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in the opinions of issuers’ counsel and in accountants’ letters delivered to the underwriters in connection with underwritten public offerings of securities;

(vi) cause all such Common Stock registered pursuant to this Agreement to be listed on each securities exchange or other securities trading market on which similar securities issued by the Company are then listed;

(vii) provide a transfer agent and registrar for all such Common Stock registered pursuant to this Agreement not later than the effective date of such registration statement;

(viii) enter into such customary agreements (including an underwriting agreement) and take all such other customary actions as the holders of a majority of the Registrable Stock being sold reasonably request in order to expedite or facilitate the disposition of such Registrable Stock;

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(ix) make available for inspection by one representative of the holders of Registrable Stock being sold, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such underwriter, all reasonable financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s and its Subsidiaries’ officers, directors and employees to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with the preparation of such registration statement;

(x) use its commercially reasonable best efforts to ensure that, at the time of pricing of any offering of Registrable Stock, the disclosure available to purchasers will include all of the information required by Sections 12(a)(2) and 17(a)(2) of the Securities Act;

(xi) promptly notify each Prospective Seller, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such Prospective Seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Stock, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(xii) if at any time the information to be conveyed to a purchaser at the time of sale would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the Commission such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading;

(xiii) permit any of the GSMP Parties which, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling Person of the Company, to reasonably participate in the preparation of such registration or comparable statement and to require the insertion therein of material related to such GSMP Party, furnished to the Company in writing, which in the reasonable judgment of such GSMP Party and its counsel should be included to comply with applicable laws; and

(xiv) promptly notify each Prospective Seller of Registrable Stock (x) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or of any order preventing or suspending the use of any preliminary prospectus, or (y) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of a registration statement or any of the Registrable Stock for offer or sale in any jurisdiction.

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(b) Each Prospective Seller of Registrable Stock shall furnish to the Company such information as the Company may reasonably require from the Prospective Seller for inclusion in the registration statement (and the prospectus included therein).

(c) The Prospective Sellers shall not (until further notice) effect sales of the shares covered by the registration statement after receipt of facsimile or other written notice from the Company to suspend sales to permit the Company to correct or update a registration statement or prospectus.

(d) If any such registration statement or comparable statement under state “blue sky” laws refers to any of the GSMP Parties by name or otherwise as the holder of any securities of the Company, then each such GSMP Party shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to such GSMP Party and the Company, to the effect that the holding by such GSMP Party of such securities is not to be construed as a recommendation by such GSMP Party of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such GSMP Party will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such GSMP Party by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such GSMP Party.

(e) The Company agrees that, if any of the Stockholders or any of their respective Affiliates (each a “Selling Entity”) could reasonably be deemed to be an “underwriter” as defined in Section 2(a)(11) of the Securities Act, in connection with any registration of the Company’s securities of any Selling Entity pursuant to this agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement a “Selling Entity Underwriter Registration Statement”), then the Company (1) agrees that the indemnification and contribution provisions contained in Section 4.9 shall be applicable to the benefit of each Selling Entity in its role as an underwriter or deemed underwriter in addition to its capacity as a holder of Registrable Stock and (2) will cooperate with such Selling Entity in allowing such Selling Entity to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof. In addition, at such Selling Entity’s request, the Company will furnish to such Selling Entity, on the date of the effectiveness of any Selling Entity Underwriter Registration Statement and thereafter from time to time on such dates as such Selling Entity may reasonably request, (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to such Selling Entity, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Selling Entity Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Entity. The Company will also permit legal counsel to such Selling Entity to review and comment upon any such Selling Entity Underwriter Registration Statement at least five business days prior to its filing with the Commission and all amendments and supplements to any such Selling Entity Underwriter Registration Statement within a reasonable number of days prior to their filing with the Commission and not file any Selling Entity Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Entity’s legal counsel reasonably objects.

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Section 4.8 Expenses of Registration.

(a) The Company shall pay all “Registration Expenses” (as that term is defined below) relating to the registrations under this Article IV. All Selling Expenses (as defined below) shall be borne by the participating sellers (including the Company if it shall be a participating seller) in proportion to the number of shares of Common Stock sold by each, or in such other manner or proportion as the participating sellers (including the Company if it shall be a participating seller) may agree. For purposes of this Section 4.8(a), the term “Registration Expenses” shall mean, collectively, all fees and expenses incurred in connection with the Company’s performance under this Article IV, including all registration and filing fees, exchange listing fees, printing, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent public accountants and any other accounting and legal fees, the fees and expenses of one counsel for the holders of Registrable Stock selected by a majority of the holders of Registrable Stock included in the applicable registration or offering, fees and expenses for complying with securities and “blue sky” laws, the expense of any special audits or “comfort letters” incident to or required in connection with any such registration or qualification, and reasonable expenses relating to the Company’s participation in a roadshow with respect to such offering as reasonably requested by the managing underwriter, but shall exclude Selling Expenses. As used herein, the term “Selling Expenses” shall mean, collectively, underwriting discounts, selling commissions, brokerage fees, and the fees and expenses of counsel for each holder of Registrable Stock (other than the counsel selected by a majority of the holders of Registrable Stock included in the applicable registration or offering to represent all holders of Registrable Stock in such registration or offering).

(b) In connection with each Demand Registration, each piggyback registration and each takedown of a Shelf Registration, and any offering in connection therewith, the Company shall reimburse the holders of Registrable Stock included in such registration or offering for the reasonable fees and disbursements of one counsel for the holders of Registrable Stock selected by a majority of the holders of Registrable Stock requested, subject to Section 2.4, to be included in such registration or offering.

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Section 4.9 Indemnification.

(a) In the event of any registration or offer and sale by the Company of any Common Stock of a Prospective Seller under the Securities Act, the Company shall indemnify and hold harmless such Prospective Seller, its Affiliates, their respective stockholders, partners, members, directors, officers, employees, managers, and agents, each underwriter (as defined in the Securities Act) that facilitates the sale of such Common Stock, and each controlling Person (within the meaning of the Securities Act), if any, of such Prospective Seller, other Person or underwriter, against any losses, claims, damages, liabilities and expenses (or actions in respect thereof) (collectively, “Liabilities”), joint or several, to which such Person or any of them may be subject under the Securities Act or any other statute or at common law, insofar as such Liabilities arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained, on the effective date thereof, in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, any free writing prospectus used in connection with any offering, including any free writing prospectus used by the Company, any underwriter or the Prospective Seller, or any other document, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading, (iii) any violation by the Company of the Securities Act, any state securities or “blue sky” law, or any rule or regulation promulgated under the Securities Act or any state securities or “blue sky” law, or any other law, applicable to the Company in connection with any such registration, qualification or compliance of any shares of Common Stock, or (iv) any information provided by the Company, or at the instruction of the Company to any Person participating in the offering at the point of sale, which contains any untrue statement (or alleged untrue statement) of any material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading, and shall reimburse each such indemnified Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending any such Liability; provided, however, that the Company shall not be liable to any indemnified Person in any such case to the extent that any such Liability arises out of or is based upon any such untrue statement or omission (or alleged untrue statement or omission) made in such registration statement, preliminary prospectus, summary prospectus, final prospectus, or amendment or supplement thereto, free writing prospectus or any other document, in reliance upon and in conformity with written information furnished in writing to the Company by or on behalf of such Prospective Seller specifically for use therein; and provided, further, however, that the Company shall not be liable for any Liability arising from any untrue or misleading statement or omission contained in any preliminary prospectus if such statement or omission is corrected in the final prospectus as required by the Securities Act. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Prospective Seller, and shall survive the Transfer of such securities by such Prospective Seller.

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(b) The Company may require, as a condition to including any Common Stock of a Prospective Seller in any registration statement filed pursuant to Section 4.1, Section 4.3 or Section 4.4, that the Company shall have received an undertaking (which shall include an agreement to Section 4.9(c) below) satisfactory to it from such Prospective Seller, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.9(a), to the extent permitted by applicable state or federal law) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other Person, if any, who controls the Company within the meaning of the Securities Act (except the indemnifying Prospective Seller, if such indemnifying Prospective Seller so controls the Company), with respect to (i) any untrue statement (or alleged untrue statement) of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any summary prospectus issued in connection with any securities being registered, or any amendment or supplement thereto, or any free writing prospectus used in connection with such offering, including any free writing prospectus used by the Company, any underwriter or the Prospective Seller, or any other document, (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary, in light of the circumstances under which they were made, to make the statements therein not misleading, or (iii) any information provided to any Person containing any untrue statement or omission (or alleged untrue statement or omission) of any material fact required to be included in such information or necessary to make the statements therein not misleading, in each case if such statement or omission was made in reliance on and in conformity with written information furnished to the Company by such Prospective Seller specifically for use in preparing any such registration statement, preliminary prospectus, final prospectus, summary prospectus, or amendment or supplement thereto, or any free writing prospectus or other document, or in making any such filing or representation; provided that such Prospective Seller shall not be liable in any such case to the extent that, prior to the filing of any such registration statement or prospectus or amendment thereof or supplement thereto, or any free writing prospectus utilized in connection therewith, such Prospective Seller has furnished in writing to the Company information specifically for use in such registration statement or prospectus or any amendment thereof or supplement thereto or free writing prospectus which corrected or made not misleading information previously furnished to the Company and such information was received by the Company in a reasonable time prior to the use of such prospectus. Unless otherwise expressly agreed to in writing by any such Prospective Seller to the contrary, for all purposes of this Agreement, the Company hereby agrees that the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto, or any free writing prospectus, are statements specifically relating to (i) the beneficial ownership of shares of Common Stock by such Prospective Seller and its Affiliates as disclosed in the section of such document entitled “Selling Stockholders” or “Principal and Selling Stockholders” or other documents thereof and (ii) the name and address of such Prospective Seller. Each Prospective Seller hereunder shall promptly provide such indemnification upon request. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and shall survive any transfer of the Common Stock held by the indemnifying party. In no event shall a Prospective Seller’s obligation to indemnify any Person hereunder exceed the net proceeds from the sale of the Prospective Seller’s Common Stock in the registered offering.

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(c) If the indemnification provided for in Section 4.9(a) or Section 4.9(b) above is unavailable to an indemnified party in respect of any Liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified parties on the other in connection with the statements or omissions or violations which resulted in such Liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified parties, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Prospective Sellers agree that it would not be just and equitable if contribution pursuant to this Section 4.9(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Liabilities in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.9(c), no Prospective Seller shall be required to contribute any amount in excess of the net proceeds from the sale of the Prospective Seller’s Common Stock in the registered offering. No Person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(d) Promptly after receipt by an indemnified party under Section 4.9(a) or Section 4.9(b) above of written notice of the commencement of any action, such indemnified party promptly shall, if a claim in respect thereof is to be made under such Section, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall relieve it from any liability which it may have had to any indemnified party hereunder only to the extent that it has been prejudiced as a proximate result of such failure or it has forfeited substantive rights or defenses by reason of such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof at its own expense. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of the action or (iii) the defendants in any such action include both the indemnified party and the indemnifying party and either (x) representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct or (y) there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party.

(e) Upon the assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 4.9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (ii) the indemnifying party and its counsel do not actively and vigorously pursue the defense of such action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

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Section 4.10 Inclusion of Additional Shares in Required Registrations; Other Company Initiated Registrations. The Company shall not register securities for sale for its own account or for the account of any other Person in any registration requested by the holders of Registrable Stock pursuant to Section 4.1 unless permitted to do so by the written consent or required to do so by the written request of Stockholders holding at least a majority of the shares of Registrable Stock proposed to be included in such offering. The Company may not cause any other registration of securities for sale for its own account or for the account of any other Person to become effective within 120 days after the effective date of any registration requested by the holders of Registrable Stock pursuant to Section 4.1 except pursuant to registrations on Form S-8 or Form S-4 or any successors thereto.

Section 4.11 Rights Which May Be Granted to Other Persons. Except as herein provided, the Company shall not grant any Person registration rights without the prior written consent of the Majority Rollover Investors and the Levy Family, it being understood that, subject to Section 2.4 and the last sentence of Section 5.7, all holders of Founder Shares and Warrants, all holders of Common Stock received in the Merger and, following the Distributions, all members of the Levy Newco Parties shall be entitled to register their shares of Common Stock and shares of Common Stock issuable upon exercise of the Warrants in the Short-Form Registration Statement filed pursuant to Section 4.4(a). As of the date hereof, the Company has not granted any Person any registration rights other than pursuant to the Original Registration Rights Agreement (which shall terminate at the Merger Effective Time), the holders of public warrants of the Company that were issued in connection with its initial public offering and this Agreement.

Section 4.12 Rule 144 Requirements. Immediately after the date on which a registration statement filed by the Company under the Securities Act becomes effective, the Company shall undertake to make publicly available, and available to the holders of Registrable Stock, such information as is necessary to enable the holders of Registrable Stock to make sales of Registrable Stock pursuant to Rule 144. The Company shall furnish to any holder of Registrable Stock, upon request, a written statement executed by the Company as to the steps it has taken to comply with the current public information requirements of Rule 144.

Section 4.13 Lockup Agreement. Each Stockholder hereby agrees that, in connection any underwritten public offering of Capital Stock under the Securities Act, if so requested by the Company or any representative of the managing underwriter, such Stockholder shall not sell or otherwise transfer (except for standard exceptions agreed by the representatives of the managing underwriter) any Registrable Stock or other Capital Stock during the period specified by the Board at the request of the managing underwriter (the “Market Standoff Period”), provided that (i) such Market Standoff Period is applicable on substantially similar terms to the Company and all the executive officers and directors of the Company and (ii) such Market Standoff Period does not exceed 90 days following the pricing date of such offering (plus customary lockup extension periods as reasonably determined by the managing underwriter, not to exceed 35 days) in connection with any public offering of the Company’s securities, except as part of such underwritten public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

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Section 4.14 Effective Period of Registration. Once any registration effected by the Company pursuant to this Article IV becomes effective, the Company shall file all reports, financial statements and other documents necessary to keep such registration statement current and the registration in effect (a) with respect to an underwritten offering, until the earlier of (i) the sale of all securities offered for sale pursuant to the registration statement and (ii) 180 days from the effective date of the registration statement, or (b) with respect to a Shelf Registration, until the earlier of (i) the sale of all securities offered for sale pursuant to the registration statement and (ii) three years from the effective date of the registration statement.

Section 4.15 Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed. If the Company together with its underwriters determine that a stock split or reverse stock split is necessary or advisable in connection with the Company’s initial public offering, each Stockholder hereby covenants and agrees to vote such Stockholder’s shares of Capital Stock, and to take such other actions as are necessary, in order to approve and effectuate such stock split or reverse stock split; provided that such stock split or reverse stock split affects all Stockholders proportionately.

Section 4.16 Opt-Out Requests. Each Prospective Seller shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Company or any other Prospective Seller otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Prospective Seller that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Prospective Sellers shall not be required to, and shall not, deliver any notice or other information required to be provided to Prospective Sellers hereunder to the extent that the Company or such other Prospective Sellers reasonably expect would result in a Prospective Seller acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Prospective Seller who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Prospective Seller to issue and revoke subsequent Opt-Out Requests; provided that each Prospective Seller shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests. During the period in which the Opt-Out Request is in effect, the Prospective Seller making the Opt-Out Request shall not offer or sell shares of Common Stock under any Registration Statement or receive any notices with respect to proposed registrations or offerings of Common Stock.

ARTICLE V.
MISCELLANEOUS

Section 5.1 Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit Goldman Sachs or any of its Affiliates (each, a “GS Entity”) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

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Section 5.2 Publicity.

(a) The Company agrees that it will not, without the prior written consent of the applicable GS Entity, in each instance, except to the extent required by Nasdaq listing rules or applicable law (i) use in advertising, publicity, or otherwise the name of Goldman Sachs, or any GS Entity, or any partner or employee of a GS Entity, nor any trade name, trademark, trade device, service mark, or symbol or any abbreviation, contraction or simulation thereof owned by Goldman Sachs or any of its Affiliates, or (ii) represent, directly or indirectly, that any product or any service provided by the Company has been approved or endorsed by Goldman Sachs or a GS Entity.

(b) The Company grants Goldman Sachs and each GS Entity permission to use the Company’s name and logo in its or any GS Entity’s marketing materials subject to the Company’s prior consent to its use which shall not be unreasonably withheld. Goldman Sachs or any such GS Entity, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 5.3 Specific Performance. The parties hereto agree that irreparable damage would result in the event that any of the provisions of this Agreement were not complied with or were otherwise breached. Therefore, the rights to, or obligations of, the parties hereto shall be enforceable in a court of equity by a decree of specific performance and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies, and all other remedies provided for in this Agreement, shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

Section 5.4 Legends. Immediately after the Merger Effective Time, each certificate for shares of Capital Stock to be issued in the name of any of the Stockholders shall have the following legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.”

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND VOTING AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF, AS AMENDED FROM TIME TO TIME. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

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The requirement that the first paragraph of the above legends be placed upon certificates evidencing any shares of Capital Stock issued to the Stockholders shall cease and terminate upon the earliest of the following events: (i) when such shares are Transferred in a Public Offering or (ii) when such shares are Transferred in any other transaction if the Transferring Stockholder delivers to the Company an opinion of its counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that such legends are no longer necessary in order to protect the Company against a violation by it of applicable federal and state securities laws upon any Transfer of such shares without registration thereunder. Upon the occurrence of any event requiring the removal of legends hereunder, the Company, upon the surrender of certificates containing such legends, shall, at its own expense, deliver to the holder of any such shares as to which the requirement for such legends shall have terminated, one or more new certificates evidencing such shares not bearing such legend.

Section 5.5 Effectiveness and Term.

(a) This Agreement shall become effective immediately following the Merger Effective Time. As promptly as practicable following the effectiveness of this Agreement, the Company shall update Schedule I to set forth opposite each Stockholder’s name on Schedule I the number of shares of Common Stock actually owned of record by such Stockholder as of the Merger Effective Time, and such updating of Schedule I shall not be deemed to be an amendment of this Agreement. As promptly as practicable following the Distributions, the Company shall update Schedule I to set forth opposite each Stockholder’s name on Schedule I the number of shares of Common Stock actually owned of record by such Stockholder as of the effective date of such Distribution, and such updating of Schedule I shall not be deemed to be an amendment of this Agreement. In the event that the Merger Agreement is validly terminated in accordance with its terms, this Agreement shall terminate automatically, and shall cease to be of any force or effect, and all rights and obligations hereunder shall cease, without further action by any of the parties.

(b) Notwithstanding anything contained herein to the contrary, this Agreement shall terminate, and all rights and obligations hereunder shall cease, upon the earlier of (a) mutual written agreement of the Rollover Investors and the Levy/Walsh Investors and (b) such time as none of the Rollover Investors or the Levy/Walsh Investors remains party hereto.

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(c) Any Stockholder shall cease to be a party hereto at such time as such Stockholder, together with its Affiliates and Permitted Transferees (other than any Permitted Transferee receiving Common Stock under clause (iii) of such definition of Permitted Transferee) that are Stockholders, ceases to hold in the aggregate Capital Stock representing at least 2% of the Common Stock outstanding immediately following the Merger Effective Time; provided, that (x) each Rollover Investor and each of its Affiliates and Permitted Transferees shall continue to be a party hereto as long as such Person holds Common Stock for purposes of exercising the rights of a Requesting Holder pursuant to Section 4.1(b) with respect to any Demand Registration of the Rollover Investors, (y) each member of the Levy Family and its Affiliates and Permitted Transferees shall continue to be a party hereto as long as such Person holds Common Stock for purposes of exercising the rights of a Requesting Holder pursuant to Section 4.1(b) with respect to any Demand Registration of the Levy Family or PW Acquisition and (z) PW Acquisition and each of its Affiliates and Permitted Transferees shall continue to be a party hereto as long as such Person holds Common Stock for purposes of exercising the rights of a Requesting Holder pursuant to Section 4.1(b) with respect to any Demand Registration of the Levy Family or PW Acquisition.

Section 5.6 Notices. All notices, offers, acceptances, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified or registered mail to the Prospective Sellers at their addresses on the Company’s records, and to the Company at the Company’s principal place of business. Any party hereto may change his or its address for notice by giving notice thereof in the manner herein above provided.

Section 5.7 Parties in Interest. All covenants and agreements contained in this Agreement by or on behalf of any of the parties executing this Agreement shall bind such parties and shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not; provided, however, that the foregoing shall not in and of itself permit the assignment of the rights and obligations hereunder or thereunder; and provided, further, however, that no transferee of any Stockholder shall receive the rights specifically attributed to the GSMP Parties, the Charlesbank Parties, the Leonard Green Parties, the Levy Parties or the Walsh Parties hereunder without the prior written consent of the Rollover Investors, PW Acquisition and the Levy Family, except in the case of a Transfer of Capital Stock solely between or among any of the Rollover Investors and their Affiliates. Other than Sections 4.7(e), 4.9, 5.1 and 5.2 (and as set forth in the last sentence of this Section 5.7), nothing in this Agreement, whether express or implied, shall be construed to give any Person (other than the parties hereto and their respective successors and permitted assigns) any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenants, conditions or provisions contained herein, as a third party beneficiary or otherwise. Each Selling Entity shall be a third party beneficiary of the provisions of Sections 4.7(e) and shall be entitled to enforce such provisions directly. Each GS Entity shall be a third party beneficiary of the provisions of Sections 5.1 and 5.2 and shall be entitled to enforce such provisions directly. Each indemnified party described in Section 4.9(a) shall be a third party beneficiary of the provisions of Section 4.9 and shall be entitled to enforce such provisions directly. Shelf Holders who are not Stockholders shall be third party beneficiaries of this Agreement as it relates to the registration and sale of securities by them under Section 4.4 and shall be entitled to enforce their rights as Shelf Holders as if such Persons were a party hereto, including any rights to indemnification set forth in Section 4.9 hereof as it relates to the Shelf Registration. Notwithstanding anything in this Agreement to the contrary, no Person that, together with its Affiliates, would hold at least 2% of the shares of Common Stock outstanding after effecting the Distributions shall be entitled to any rights under this Agreement, as a Shelf Holder or otherwise, unless such Person is or becomes a party to this Agreement pursuant to Section  2.1(b).

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Section 5.8 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its conflicts of laws provisions.

Section 5.9 Entire Agreement. This Agreement constitute the sole and entire agreement of the parties hereto and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof.

Section 5.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A signature delivered by facsimile or by electronic means intended to preserve the original graphic and pictorial appearance thereof shall be deemed to be an original signature.

Section 5.11 Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Levy Family, PW Acquisition and the Majority Rollover Investors; provided, however, that (a) each of the Levy Parties, the Walsh Parties and the Other Stockholders that receives Common Stock as a result of the Distributions shall become a party hereto, if they hold over 2% of the outstanding Common Stock, by executing and delivering to the Company a joinder signature page and the Company adding such Person’s Capital Stock holdings to Schedule I hereto and (b) other Persons who are Permitted Transferees of the Stockholders may become a party hereto by executing and delivering to the Company a joinder signature page and by the Company adding such Person’s Capital Stock holdings to Schedule II hereto; provided, further, however, that no amendment, alteration or modification to (or waiver of the observance of any term of) (i) this Agreement that would adversely affect the rights or obligations of any group of similarly situated Stockholders or Shelf Holders can be effected without the consent of a majority in interest of such Stockholders or, to the extent such amendment, alteration or modification adversely affects the rights of Shelf Holders, a majority in interest of the Shelf Holders, and (ii) this Agreement that would adversely and disproportionately affect the rights or obligations of any Stockholder or Shelf Holder as compared to other similarly situated Stockholders or Shelf Holders, as applicable, can be effected without the consent of such Stockholder or Shelf Holder, as applicable.

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Section 5.12 Severability. Each provision of this Agreement shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them so as to be enforceable to the maximum extent compatible with the applicable law as it shall then apply.

Section 5.13 Effectiveness. No Stockholder shall have any rights under this Agreement, and neither the Company nor any other Stockholder shall have any obligations under this Agreement to such Stockholder, unless and until such Stockholder has executed and delivered this Agreement or a counterpart signature page hereto. The failure of any one or more Stockholders to execute and deliver this Agreement or a counterpart signature page hereto shall not invalidate this Agreement or any of the rights and obligations of the Company and of those Stockholders that have executed and delivered this Agreement or a counterpart signature page hereto as among such parties that have so executed and delivered this Agreement or a counterpart signature page hereto.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

COMPANY:	LEVY ACQUISITION CORP.

	By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Executive Vice President

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

GSMP Parties:	GSMP 2006 Onshore US, Ltd.

	By:	/s/ Oliver Thym
Name: Oliver Thym
Title: Vice President

GSMP 2006 Offshore US, Ltd.

	By:	/s/ Oliver Thym
Name: Oliver Thym
Title: Vice President

GSMP 2006 Institutional US, Ltd.

	By:	/s/ Oliver Thym
Name: Oliver Thym
Title: Vice President

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

CHARLESBANK PARTIES:	CHARLESBANK EQUITY FUND V, LIMITED PARTNERSHIP

	By:	Charlesbank Capital Partners, LLC, its General Partner

		By:	/s/ Andrew S. Janower
Name: Andrew S. Janower
Title: Authorized Signatory

		By:	/s/ Tim R. Palmer
Name: Tim R. Palmer
Title: Authorized Signatory

CHARLESBANK EQUITY COINVESTMENT FUND V, LIMITED PARTNERSHIP

	By:	Charlesbank Capital Partners, LLC, its General Partner

		By:	/s/ Andrew S. Janower
Name: Andrew S. Janower
Title: Authorized Signatory

		By:	/s/ Tim R. Palmer
Name: Tim R. Palmer
Title: Authorized Signatory

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

CB OFFSHORE EQUITY FUND V, LP

By:	Charlesbank Capital Partners, LLC, its General Partner

	By:	/s/ Andrew S. Janower
Name: Andrew S. Janower
Title: Authorized Signatory

	By:	/s/ Tim R. Palmer
Name: Tim R. Palmer
Title: Authorized Signatory

CHARLESBANK COINVESTMENT PARTNERS, LIMITED PARTNERSHIP

By:	Charlesbank Capital Partners, LLC, its General Partner

	By:	/s/ Andrew S. Janower
Name: Andrew S. Janower
Title: Authorized Signatory

	By:	/s/ Tim R. Palmer
Name: Tim R. Palmer
Title: Authorized Signatory

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

LEONARD GREEN PARTIES:	GREEN EQUITY INVESTORS IV, L.P.

	By:	GEI Capital IV, LLC, its General Partner

		By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Senior Vice President

SAG BRANDS COINVEST, LLC

	By:	Leonard Green & Partners, L.P., its Manager

	By:	LGP Management, Inc., its General Partner

		By:	/s/ Timothy J. Flynn
Name: Timothy J. Flynn
Title: Partner

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

LEVY PARTIES:	LEVY ACQUISITION SPONSOR, LLC

	By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Vice President

LFP EPIC INVESTOR, LLC

	By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Authorized Signatory

LEVY FAMILY PARTNERS LLC

	By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Manager

/s/ Lawrence F. Levy
LAWRENCE F. LEVY

/s/ Steven C. Florsheim
STEVEN C. FLORSHEIM

/s/ Ari B. Levy
ARI B. LEVY

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

STEVEN FLORSHEIM 2003 INVESTMENT TRUST

By:	/s/ Claire P. Murphy
Name: Claire P. Murphy
Title: Trustee

ARI LEVY 2003 INVESTMENT TRUST

By:	/s/ Claire P. Murphy
Name: Claire P. Murphy
Title: Trustee

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

WALSH PARTIES:	PW ACQUISITIONS LP

By:
Name:
Title:

PATRICK WALSH

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

LEVY NEWCO PARTIES:	LEVY EPIC ACQUISITION COMPANY, LLC

	By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Executive Vice President

LEVY EPIC ACQUISITION COMPANY II, LLC

	By:	/s/ Steven C. Florsheim
Name: Steven C. Florsheim
Title: Executive Vice President

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

OTHER STOCKHOLDERS:	LIME PARTNERS, LLC

	By:	/s/ Eileen Aptman
Name: Eileen Aptman
Title: Manager

BELFER INVESTMENT PARTNERS L.P.

	By:	/s/ Laurence D. Belfer
Name: Laurence D. Belfer
Title: Manager of the GP

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

OTHER STOCKHOLDERS:	DEL TACO SERIES, A SERIES OF PLEASANT LAKE OPPORTUNITIES FUND LP

	By:	/s/ Gerald Aquino
Name: Gerald Aquino
Title: CFO

[Signature Page to Stockholders Agreement of Levy Acquisition Corp.]

†The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.